UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

MR. AMAZING LOANS CORPORATION

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transaction, passed on the merits or fairness of the transaction or passed on the adequacy or accuracy of the disclosure in this information statement. Any representation to the contrary is a criminal offense.

MR. AMAZING LOANS CORPORATION

3960 Howard Hughes Parkway, Suite 490

Las Vegas, NV 89169

(702) 227-5626

TO THE STOCKHOLDERS OF MR. AMAZING LOANS CORPORATION:

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and the accompanying Information Statement are furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of MR. AMAZING LOANS CORPORATION, a Florida corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (collectively, the “Corporate Actions”) taken by written consent of the sole director of the Company and by written consent of the holder of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	Amendment of the Company’s articles of incorporation, as amended (the “Articles”), to effect a reverse stock split of the outstanding shares of Common Stock at the ratio of 1-for-5,001 (the “Reverse Split”). The Reverse Split is expected to occur at 6:00 P.M., Eastern time, on _________________.

2.	Immediately thereafter, amendment of the Articles to effect a forward stock split on a 5,001-for-1 share basis (the “Forward Split”). The Forward Split is expected to occur at 6:01 P.M., Eastern time, on _________________.

3.	Payment in cash to those holders of Common Stock holding fewer than 5,001 shares of Common Stock immediately prior to the Reverse Split.

The purpose of the Information Statement is to notify our stockholders of record on November 20, 2018 (the “Record Date”) that on November 16, 2018, a stockholder holding a majority of the voting power of our issued and outstanding shares of Common Stock executed a written consent approving the Corporate Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Florida law and the Company’s Articles and bylaws, as amended. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our Common Stock of record at the close of business on the Record Date are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of Common Stock of record as of the Record Date on or about ______________________. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,
Mr. Amazing Loans Corporation

/s/ Paul Mathieson
Paul Mathieson
President, Chief Executive Officer and Chief Financial Officer

MR. AMAZING LOANS CORPORATION

Information Statement Pursuant to Section 14C
of the Securities Exchange Act of 1934

GENERAL INFORMATION

This Information Statement is being mailed on or about ____________________ to all holders of record on November 20, 2018 (the “Record Date”), of the $0.001 par value common stock (the “Common Stock”) of Mr. Amazing Loans Corporation, a Florida corporation (the “Company”), in connection with the approval by written consent of Paul Mathieson, the Company’s sole director, and by written consent of the holder of a majority of the voting power of the issued and outstanding capital stock of the Company of:

1.	Amendment of the Company’s articles of incorporation, as amended (the “Articles”), to effect a reverse stock split of the outstanding shares of our Common Stock, at the ratio of 1-for-5,001 (the “Reverse Split”). The Reverse Split is expected to occur at 6:00 P.M., Eastern time, on _______________________.

2.	Immediately thereafter, amendment of the Articles to effect a forward stock split on a 5,001-for-1 share basis (the “Forward Split”). The Forward Split is expected to occur at 6:01 P.M., Eastern time, on _____________________.

3.	Payment in cash to those holders of Common Stock holding fewer than 5,001 shares of Common Stock immediately prior to the Reverse Split. The payment is expected to occur as soon as practicable after the time we effect both the Reverse Split and the Forward Split.

We refer to the Reverse Split and the Forward Split, together with the related cash payments to our stockholders with less than 5,001 shares of Common Stock, as the “Reverse/Forward Split.”

The Company has authorized 300,000,000 shares of Common Stock. As of the Record Date, there were ______ stockholders of record of our Common Stock, 17,226,283 shares of our Common Stock were issued and outstanding, and 360,000 shares of our Series H preferred stock were issued and outstanding.

Subsequent to our sole director’s approval of the Reverse/Forward Split on November 16, 2018, the holder of a majority of the voting power of our voting stock, on November 16, 2018, approved by written consent the Reverse/Forward Split. Information regarding the consenting stockholder and its approximate ownership percentage of our voting stock follows:

	Series H Preferred Shares
Stockholder	No. of Shares Owned	Percent of Voting Rights (1)
Investment Evolution Coin Ltd. (2)	360,000	51.1%

(1)	Calculated on the basis of 17,226,283 shares of Common Stock and 360,000 shares of Series H preferred stock outstanding on November 16, 2018. The Company did not have any other outstanding capital stock outstanding as of November 16, 2018. Each of the holders of the Company’s Common Stock has one vote per share of Common Stock held. Each holder of the Series H preferred stock has 50 votes per share of Series H preferred stock held. The holders of Series H preferred stock vote together with the holders of the outstanding shares of all other capital stock of the Company, and not as a separate class, series or voting group. Accordingly, as of November 16, 2018, there were an aggregate of 35,226,283 votes (17,226,283 votes for the outstanding Common Stock, and 18,000,000 votes for the outstanding Series H preferred stock).

(2)	Mr. Mathieson, our President, Chief Executive Officer, Chief Financial Officer and sole director, is the Chief Executive Officer, sole director and majority stockholder of Investment Evolution Coin Ltd.

Since our sole director and the holder of a majority of the voting power of our issued and outstanding shares of capital stock have voted in favor of the Reverse/Forward Split, all corporate actions necessary to authorize the Reverse/Forward Split have been taken, and you are not required to take any action.

We expect that the Reverse/Forward Split will be effective on or about _________________ (the “Effective Date”), which date shall be no sooner than 20 days after we mail the notice and Information Statement to our stockholders. Our sole director retains the authority to abandon the Reverse/Forward Split for any reason at any time prior to the Effective Date. This Information Statement provides to you notice that the Reverse/Forward Split has been approved. You will receive no further notice of the approval of, or the Effective Date of, the Reverse/Forward Split other than pursuant to reports which the Company may file with the Securities and Exchange Commission (the “SEC”) in the future.

The Company’s Common Stock is traded over the counter on the OTCQB under the symbol, “MRAL.” The per share closing price of our Common Stock on November 12, 2018 as reported on the OTCQB was $0.1976. The per share closing price of our Common Stock on the Record Date as reported on the OTCQB was $______.

We are not asking you for a proxy, and you are requested NOT to send us a proxy.

INFORMATION STATEMENT SUMMARY

We are providing this summary for your convenience. It highlights material information in this Information Statement, but that it does not describe all of the details of the proposed Reverse/Forward Split to the same extent that they are described in the body of this Information Statement. We urge you to read the entire Information Statement carefully, because it contains the full details of the Reverse/Forward Split. This summary term sheet is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Information Statement.

What is the Reverse/Forward Split?

Our sole director and the holder of a majority of our Common Stock have approved amendments to our Articles to effect a Reverse Split of our Common Stock, at an exchange ratio of 1-for-5,001 shares of outstanding Common Stock, immediately followed by a Forward Split of our outstanding Common Stock, at an exchange ratio of 5,001-for-1 share of outstanding Common Stock.

These amendments will not change the par value per share of our Common Stock or the number of authorized shares of Common Stock.

Upon completion of the Reverse Split, stockholders holding only fractional shares will receive a payment for such fractional shares equal to the fair value of each share of Common Stock.

The fair value of each share of Common Stock will be determined by the average closing price of our shares of Common Stock over the 30 calendar days ending on (and including) the Effective Date of the Reverse/Forward Split. Upon completion of the Reverse Split, stockholders with fewer than 5,001 pre-split shares will have no further interest in the Company and will become entitled only to payment for their pre-split shares.

We expect to pay approximately $205,469 in the aggregate to such holders, and no stockholder with a single account is expected to receive more than approximately $985 as a result of the cash-out, assuming the cash-out of approximately 1,043,517 shares held by 848 stockholders, each having fewer than 5,001 pre-split shares of Common Stock, and a fair value of $0.1969 per share, which we have assumed, solely for purposes of this Information Statement, will be the approximate historical closing price upon which the cash-out price will be determined.

See “—Will my shares be cashed out in the Reverse/Forward Split and, if so, what will I receive for my shares?,” “Description of the Reverse/Forward Split,” “Description of the Reverse/Forward Split—Fairness of the Reverse/Forward Split,” “Description of the Reverse/Forward Split—Effects of the Reverse/Forward Split on Specific Stockholders.”

What effect will the Reverse/Forward Split have on the Company?

The Reverse/Forward Split will reduce the number of stockholders of record, permitting us to suspend our SEC reporting obligations, which will in turn reduce the Company’s administrative costs associated with SEC reporting obligations and associated with such stockholder accounts. Such costs include the cost of preparing, printing and mailing annual reports, proxy materials and information statements, as well as any other information which the Company provides to its stockholders on a voluntary or mandatory basis.

See “Description of the Reverse/Forward Split—Effects of the Reverse/Forward Split,” and “Termination of Section 12(g) Reporting Obligations and Suspension of Section 15(d) Reporting Obligations.”

What is the purpose of the Reverse/Forward Split?

The Reverse/Forward Split is part of the Company’s plan to terminate the registration of its Common Stock, terminate its reporting obligations under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act and suspend its reporting requirements under the Exchange Act. The Reverse/Forward Split is considered a “going private” transaction as defined in Rule 13e-3, promulgated under the Exchange Act, because certain stockholders will be cashed out as a result of the Reverse Split, which will cause our Exchange Act reporting obligations to become eligible for suspension under Rule 12h-3 or Section 15(d) of the Exchange Act and cause our Common Stock to become eligible for termination of registration under Rule 12g-4 and Section 12(g) of the Exchange Act.

We will file a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC. The Schedule 13E-3 will be available on the SEC’s website at http://www.sec.gov or from us (including on the Investor Relations page of our website at https://ir.mramazingloans.com/). Upon deregistration of our Common Stock under the Exchange Act and provided that following the Reverse/Forward Split, our Common Stock is held of record by less than 300 persons, we expect that the deregistration will eliminate the significant expense that had been required of the Company to comply with its Exchange Act reporting obligations. We estimate our annual savings to be approximately $250,000, in addition to the saving of considerable senior management time and effort spent on compliance and disclosure matters attributable to our Exchange Act filings. These activities leave less time for a management to manage and grow our business.

See “Description of the Reverse/Forward Split—Effects of the Reverse/Forward Split,” and “Termination of Section 12(g) Reporting Obligations and Section 15(d) Reporting Obligations.”

Is any action required on my part, such as to vote?

No action is required on your part. Your approval is not required and is not being sought.

Who approved the Reverse/Forward Split?

Mr. Mathieson, the Company’s President, Chief Executive Officer, Chief Financial Officer and sole director, has determined that the Reverse/Forward Split is in the best interests of the Company, and has approved the Reverse/Forward Split. The Company also has received the approving consent of Investment Evolution Coin Ltd., the holder of a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote on the Reverse/Forward Split. Mr. Mathieson is the Chief Executive Officer, sole director and majority stockholder of Investment Evolution Coin Ltd. Accordingly, no additional vote of the Company’s stockholders is required to approve the Reverse/Forward Split. See “Description of the Reverse/Forward Split.”

Am I entitled to any appraisal or dissenters’ rights?

Stockholders will not be entitled to appraisal or dissenters’ rights as a result of the Reverse/Forward Split under Florida law or our governance documents. See “Appraisal Rights.”

Will our business plan or operations change as a result of the Reverse/Forward Split?

The Reverse/Forward Split is not expected, in and of itself, to affect our current business plan or operations, except for the anticipated cost and management time savings associated with deregistration of our Common Stock and suspension of our Exchange Act reporting obligations. See “Description of the Reverse/Forward Split.”

Will Mr. Amazing Loans Corporation remain a public company after completion of the Reverse/Forward Split?

If we reduce the number of our stockholders of record below 300, we will remain a public company and our Common Stock will continue to be traded on OTC Pink under the symbol, “MRAL.” However, we also plan to terminate the registration of our Common Stock under the Exchange Act, suspend our reporting requirements under the Exchange Act, and become a “non-reporting entity.” At that point, we will no longer be a public company. See “Description of the Reverse/Forward Split—Effects of the Reverse/Forward Split,” and “Termination of Section 12(g) Reporting Obligations and Suspension of Section 15(d) Reporting Obligations.”

Has the Company or the sole director received a fairness opinion from an independent third party regarding the Reverse/Forward Split?

Our sole director did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse/Forward Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The sole director concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the sole director could adequately establish the fairness of the Reverse/Forward Split without such outside person. See “—What does the sole director of the Company think of the Reverse/Forward Split?” and “Description of the Reverse/Forward Split—Fairness of the Reverse/Forward Split to Stockholders.”

What does our sole director think of the Reverse/Forward Split?

The Company’s sole director and the holder of a majority of the Company’s voting capital stock voted in favor of and authorized the Reverse/Forward Split. Mr. Mathieson, our sole director, is also the Chief Executive Officer, sole director and majority stockholder of Investment Evolution Coin Ltd., the holder of a majority of our voting stock. As sole director, Mr. Mathieson determined that the Reverse/Forward split is fair to, and in the best interest of, all of our stockholders, including the unaffiliated stockholders, stockholders who will be cashed out and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Split. The sole director established the cash consideration to be paid to redeem shares of holders of record of less than one share as a result of the Reverse Split in a good faith determination based upon fairness and other factors the sole director deemed relevant, as described in more detail herein. The sole director did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse/Forward Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The sole director concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse/Forward Split without such outside person.

The sole director also noted that if a stockholder prefers not to receive cash in lieu of his or her fractional shares but instead would prefer to remain a stockholder of the Company, such stockholder can purchase (subject, of course, to the availability of shares for purchase in the over-the-counter market) additional shares of Common Stock through the OTCQB market in order to make his or her holdings of Common Stock equal to or greater than 5,001 shares, so that such stockholder would not be a fractional shareholder upon the completion of the Reverse Split. By purchasing sufficient additional shares, a holder of less than 5,001 shares of our Common Stock may, prior to the Effective Date, elect to remain a stockholder and continue to participate in the equity of the Company.

See “Description of the Reverse/Forward Split—Fairness of the Reverse/Forward Split,” “Description of the Reverse/Forward Split—Detailed Discussion of, and Reasons for, the Reverse/Forward Split,” “Description of the Reverse/Forward Split—Fairness of the Reverse/Forward Split to Stockholders,” and “Description of the Reverse/Forward Split—Procedural Fairness of the Reverse/Forward Split.”

What are some of the advantages of the Reverse/Forward Split?

The sole director believes that the Reverse/Forward Split will have, among others, the following advantages:

●	We will be able to suspend our SEC reporting obligations under the Exchange Act, which will eliminate the significant tangible and intangible costs of being a public company, with tangible estimated cost savings of $250,000 annually. The tangible costs relate, among other things, to preparing and filing reports with the SEC and administering our stockholder accounts, including transfer agent and administration fees and printing and postage costs associated with the mailing of proxy materials and annual reports to each stockholder.

●	We will be able to achieve the overhead reduction associated with the Reverse/Forward Split without negatively affecting our business operations.

What are some of the disadvantages of the Reverse/Forward Split?

The sole director believes that the Reverse/Forward Split will have, among others, the following disadvantages:

●	Stockholders of record owning fewer than 5,001 shares of our Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing. Rather, they will be cashed out, will no longer be stockholders of the Company, and will not have the opportunity to participate in or benefit from any future potential appreciation in our value. After the Company becomes a non-reporting entity, it is anticipated that the Company’s Common Stock will remain on the grey sheets. The grey sheets is an unofficial category that refers to securities that may trade, but are not quoted, on any OTC platform or on an exchange and for which there is no public information. A grey sheet company is also one that has no market maker. If the Common Stock continues to trade on the grey sheets, no recent bid or ask quotes will be available because no market makers share data or quote such stocks. It is likely that trading of shares will only continue, if at all, in privately negotiated sales. However, there likely will be limited liquidity for the Common Stock and you may not be able to purchase or sell the Common Stock at all or at prices you desire.

●	Stockholders holding our Common Stock following the Reverse/Forward Split and subsequent filings to become a non-reporting entity will no longer have all of the information that is currently provided in our filings with the SEC pursuant to the Exchange Act, including matters such as our business operations and developments, legal proceedings involving the Company, our financial results, the compensation of our directors and named executive officers, and Company securities held by our directors, officers and major stockholders.

●	Our stockholders will no longer have the protections provided by the liability provisions of the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) applicable to us and our directors, officers and major stockholders, including the short-swing profit provisions of Section 16 of the Exchange Act, the proxy solicitation rules under Section 14 of the Exchange Act, the stock ownership reporting rules under Section 13 of the Exchange Act, provisions relating to personal attestation by officers about accounting controls and procedures, potential criminal liability regarding disclosure by us, and provisions relating to restrictions on lending.

●	There is the potential for renewed applicability of public reporting requirements if continuing stockholders transfer shares of our Common Stock in a manner that results in the Company having more than 500 record holders who are not accredited investors or 2,000 record holders (in either case, provided the Company has total assets exceeding $10 million).

What is the total cost of the Reverse/Forward Split to the Company?

We estimate that we will pay up to approximately $205,469 to cash out holders of record of less than one share as a result of the Reverse Split. In addition, we anticipate incurring approximately $26,000 in advisory, legal, financial, and other fees and costs in connection with the Reverse/Forward Split. We currently have the financial resources to complete the Reverse/Forward Split. See “Description of the Reverse/Forward Split—Fairness of the Reverse/Forward Split to Stockholders.”

What is the Effective Date of the Reverse/Forward Split?

We expect that the Reverse/Forward Split will be effective on or about _______________, which date shall be no sooner than 20 days after we mail this Information Statement and accompanying notice to our stockholders. See “—May the sole director abandon the Reverse/Forward Split, even though it has been approved?” and “Amendment of the Articles.”

May the sole director abandon the Reverse/Forward Split, even though it has been approved?

Yes, our sole director retains the right and authority, in his discretion, to abandon the Reverse/Forward Split for any reason at any time prior to the Effective Date. Although we do not anticipate that our sole director will abandon the Reverse/Forward Split, factors that may lead him to abandon the Reverse/Forward Split may include, among other things, increased transaction costs to consummate the Reverse/Forward Split and subsequent suspension of Exchange Act reporting obligations, changes in the current economic environment, and an adverse response from the markets in which we operate or adverse responses from our stockholders. If such a determination to abandon the Reverse/Forward Split is made by the sole director, our stockholders would be notified through the filing by us of a Current Report on Form 8-K with the SEC.

Will my shares be cashed out in the Reverse/Forward Split and, if so, what will I receive for my shares?

Upon completion of the Reverse Split, stockholders holding only fractional shares will receive a payment for such fractional shares equal to the fair value of each share of Common Stock. The fair value of each share of Common Stock will be determined by the average closing price of our shares of Common Stock over the 30 calendar days ending on (and including) the Effective Date of the Reverse/Forward Split.

Stockholders of record who hold at least 5,001 pre-split shares of Common Stock on the Effective Date will not receive any cash payments. Rather, their shares will be split on a 1-for-5,001 basis and then immediately split on a 5,001-for-1 basis, and will leave them with the same number of shares after the Reverse/Forward Split as they had prior to that.

The Reverse/Forward Split can be illustrated with the following example:

●	Stockholder A holds of record 4,991 shares of pre-split Common Stock. After the Effective Date, Stockholder A will be cashed out and will surrender his or her shares.

●	Stockholder B holds of record 5,011 shares of pre-split Common Stock. After the Effective Date, Stockholder B will hold 5,011 shares of Common Stock and will receive no cash or other compensation for Stockholder B’s shares.

See “Description of the Reverse/Forward Split.”

If I own fewer than 5,001 pre-split shares of Common Stock on the Effective Date, how and when will I be paid?

●	Record Holders who hold their shares in book-entry form: Some of our record stockholders may hold their shares electronically in book-entry form with our transfer agent, VStock Transfer, LLC (the “Transfer Agent”). These stockholders do not have stock certificates evidencing their ownership in our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If your shares were cashed-out and are held in book-entry form, instead of receiving fractional shares, upon the Transfer Agent’s receipt of appropriate tax documentation, if required, you will receive a cash payment in respect of your affected shares.

In the event we are unable to locate certain stockholders or if a stockholder fails to return to the Transfer Agent appropriate tax documentation, if required, any funds payable to such holders pursuant to the Reverse/Forward Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. All shares of Common Stock held by cashed-out stockholders will be void after the Effective Date. All amounts owed to you will be subject to federal income tax and state abandoned property laws. You will not receive any interest on cash payments owed to you as a result of the Reverse/Forward Split.

●	Record stockholders who hold their shares in certificate form: Some of our record stockholders hold their shares in certificate form. If you are a cashed-out stockholder with a stock certificate representing your cashed-out shares, as soon as practicable after the Effective Date, you will receive instructions from the Transfer Agent on how to surrender your certificate(s) representing the shares you owned prior to the Reverse/Forward Split to the Transfer Agent. Upon the Transfer Agent’s receipt of your pre-Reverse Split certificate(s) and, if required, appropriate tax documentation, you will receive the cash payment due to you in lieu of fractional shares. In the event we are unable to locate certain stockholders or if a stockholder fails to return to the Transfer Agent appropriate tax documentation, if required, any funds payable to such holders pursuant to the Reverse/Forward Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. Please do not send your certificates to the Transfer Agent until you receive instructions from the Transfer Agent. All shares of Common Stock held by cashed-out stockholders will be void after the Effective Date whether or not the Company receives the cashed-out stockholder’s stock certificate. All amounts owed to you will be subject to federal income tax and state abandoned property laws. You will not receive any interest on cash payments owed to you as a result of the Reverse/Forward Split.

See “Description of the Reverse/Forward Split—Effects of the Reverse/Forward Split on Specific Stockholders.”

What do I have to do if I have lost my stock certificates, or if they have been mutilated, destroyed or stolen?

Call VStock Transfer, LLC, our Transfer Agent, at (855)-9VSTOCK.

What happens if I am entitled to payment for fractional interests, but I do not claim the payment?

Under state escheat law, any payment for fractional interest not claimed by a stockholder entitled to such payment may be claimed by various states. See “Description of the Reverse/Forward Split—Effects of the Reverse/Forward Split on Specific Stockholders.”

What are the U.S. federal tax consequences of the Reverse/Forward Split?

The Reverse/Forward Split will be treated as a tax-free recapitalization for federal income tax purposes. Accordingly, stockholders who are not cashed out will not recognize gain or loss, and their adjusted tax basis in their stock will not change. Stockholders who receive cash in lieu of fractional shares will recognize capital gain or loss to the extent of the difference between the stockholder’s tax basis in such shares and the amount of cash received in exchange therefor. See “Material U.S. Federal Income Tax Consequences.”

What if I hold shares of Common Stock in “street name”?

If you hold shares of Common Stock in “street name,” then you are not considered to be the owner of record of those shares. Rather, your broker, bank or other nominee is considered the owner of record with respect to those shares of Common Stock. If the broker, bank or other nominee holds less than one share as a result of the Reverse Split, it will be cashed out. Record stockholders of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment, even if the record stockholder holds shares of Common Stock in “street name” for any individual beneficial owners that held beneficial ownership of fewer than 5,001 pre-split shares of Common Stock. Although the Company intends that the Reverse/Forward Split will affect stockholders holding our Common Stock in street name, nominees may have different procedures with respect to the Reverse/Forward Split. Accordingly, stockholders holding Common Stock in street name should contact their nominees to determine whether they will be affected by the Reverse/Forward Split. See “Description of the Reverse/Forward Split—Effects of the Reverse/Forward Split on Specific Stockholders.”

DESCRIPTION OF THE REVERSE/FORWARD SPLIT

Mr. Mathieson, our President, Chief Executive Officer, Chief Financial Officer and sole director and Investment Evolution Coin, Ltd., a stockholder holding the majority of the Company’s voting power, have approved a proposal to amend our Articles to provide for a 5,001-for-1 Reverse Split followed by a 1-for-5,001 Forward Split of our Common Stock. Mr. Mathieson is the Chief Executive Officer, sole director and majority stockholder of Investment Evolution Coin Ltd. Because our sole director and the holder of a majority of the voting power of our issued and outstanding capital stock entitled to vote on the Reverse/Forward Split have approved the Reverse/Forward Split, no additional vote of our stockholders is required to approve the Reverse/Forward Split. The Reverse/Forward Split will take effect on the effective date of a Certificate of Amendment to the Articles filed with the Secretary of State of Florida.

We expect that the effective date of the Certificate of Amendment will be on or about ______________, the Effective Date. However, our sole director retains the right and authority, in his discretion, to abandon the Reverse/Forward Split for any reason at any time prior to the Effective Date. Although we do not anticipate that our sole director will abandon the Reverse/Forward Split, factors that may lead him to abandon the Reverse/Forward Split may include, among other things, increased transaction costs to consummate the Reverse/Forward Split and suspension of our Exchange Act reporting obligations, changes in the current economic environment, an adverse response from the markets in which we operate, or adverse responses from our stockholders. If such a determination to abandon the Reverse/Forward Split is made by the sole director, our stockholders would be notified through the filing by us of a Current Report on Form 8-K with the SEC.

On the Effective Date, each 5,001 shares of our Common Stock will be automatically changed into and will become one share of our Common Stock. Upon the completion of the Reverse Split, stockholders holding only fractional shares will receive a payment equal to the fair value of each share of Common Stock. The fair value of each share of Common Stock will be determined by the average closing price of our shares of Common Stock over the 30 calendar days ending on (and including) the Effective Date. Upon completion of the Reverse Split, stockholders with less than 5,001 pre-split shares will have no further interest in the Company and will become entitled only to payment for their pre-split shares.

We expect to pay approximately $205,469 in the aggregate to such holders, and no stockholder with a single account is expected to receive more than approximately $985 as a result of the cash-out, assuming the cash-out of approximately 1,043,517 shares held by an aggregate of 848 stockholders, each having less than 5,001 shares of Common Stock, and a fair value of $0.1969 per share (estimated solely for purposes of this Information Statement). The fair value of each share of Common Stock will be determined by the average closing price of our shares of Common Stock over the 30 calendar days ending on (and including) the Effective Date of the Reverse/Forward Split. Upon completion of the Reverse Split, stockholders with fewer than 5,001 pre-split shares will have no further interest in the Company and will become entitled only to payment for their pre-split shares. See “—Effects of the Reverse Split” and “—Fairness of the Reverse/Forward Split to Stockholders.”

Immediately after the effective time of the Reverse Split, we will effect the Forward Split on a 5,001-for-1 share basis, so that each share of Common Stock outstanding after the Reverse Split will be converted into 5,001 shares of Common Stock on a post-split basis. Thus, stockholders who hold 5,001 or more shares prior to the Reverse Split will have the same number of shares of Common Stock following the Forward Split.

The Reverse/Forward Split will not change the current per share par value of our Common Stock, nor change the current number of authorized shares of Common Stock. The Effective Date of the Reverse/Forward Split will be the effective date of the Certificate of Amendment filed with the Florida Secretary of State.

If you hold shares of Common Stock in “street name,” then you are not considered to be the owner of record of those shares. Rather, your broker, bank or other nominee is considered the owner of record with respect to those shares of Common Stock. If the broker, bank or other nominee holds less than one share as a result of the Reverse Split, it will be cashed out. Record stockholders of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment, even if the record stockholder holds shares of Common Stock in “street name” for any individual beneficial owners that held beneficial ownership of fewer than 5,001 pre-split shares of Common Stock. Although the Company intends that the Reverse/Forward Split will affect stockholders holding our Common Stock in street name, nominees may have different procedures with respect to the Reverse/Forward Split. Accordingly, stockholders holding Common Stock in street name should contact their nominees to determine whether they will be affected by the Reverse/Forward Split.

The Reverse/Forward Split can be illustrated with the following example:

●	Stockholder A holds of record 4,991 shares of pre-split Common Stock. After the Effective Date, Stockholder A will be cashed out and will surrender his or her shares.

●	Stockholder B holds of record 5,011 shares of pre-split Common Stock. After the Effective Date, Stockholder B will hold 5,011 shares of Common Stock and will receive no cash or other compensation for Stockholder B’s shares.

Stockholders who hold shares that are not cashed out as a result of the Reverse/Forward Split will not be required to exchange their certificates representing pre-split shares for new certificates. The Reverse/Forward Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock that each stockholder is entitled to have access to receive as a result of the Reverse/Forward Split.

The Reverse/Forward Split will not materially change the rights, preferences or limitations of those stockholders who will retain an interest in the Company subsequent to the consummation of the Reverse/Forward Split.

The Reverse/Forward Split is not expected to affect, in and of itself, our current business plan or operations, except for the anticipated cost and management time savings associated with suspension of our obligations to file periodic and other reports under the Exchange Act with the SEC. See “—Effects of the Reverse Split.” Nevertheless, if our operating losses continue following the Reverse/Forward Split and any other cost saving measures instituted by us, and we are unable to improve our revenues or profitability, we may need to explore other revenue improvement and cost reduction strategies. Once we deregister our Common Stock under the Exchange Act, we will not be required to provide our stockholders with periodic, annual, quarterly or other reports regarding the Company. We do not intend to make available to stockholders any financial or other information about us that is not required by law. We do not intend, but may in our discretion elect, to distribute press releases for material and other events. We will continue to hold meetings as required under Florida law, including annual meetings, or to take actions by written consent of stockholders in lieu of meetings.

Effects of the Reverse Split

The following will result from the Reverse Split:

●	The number of record holders of our Common Stock will be reduced below 300, which will allow us to terminate the registration of our Common Stock under the Exchange Act. Accordingly, we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to public companies. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC. Persons that remain our stockholders after the Reverse/Forward Split and subsequent deregistration are completed will, therefore, have access to much less information about us and our business, operations and financial performance. We will also no longer be subject to the provisions of Sarbanes-Oxley, and the liability provisions of the Exchange Act, including the requirement that our officers certify the accuracy of our financial statements. Our officers, directors and 10% stockholders will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against retaining short-swing profits in our Common Stock.

●	Stockholders who hold only fractional shares after the Reverse Split will receive a cash payment for such fractional shares equal to the fair value of each share of Common Stock, will no longer be stockholders or have any ownership interest in the Company, and will cease to participate in any of our future earnings and growth. The fair value of each share of Common Stock will be determined by the average closing price of our shares of Common Stock over the 30 calendar days ending on (and including) the effective date of the Reverse/Forward Split. Upon completion of the Reverse Split, stockholders with fewer than 5,001 pre-split shares will have no further interest in the Company and will become entitled only to payment for their pre-split shares.

●	Shareholders who hold more than 5,001 shares of our Common Stock before the Reverse Split will not receive any payment for their shares and will continue to hold the same number of shares that they held prior to the Reverse Split.

●	Our Common Stock will no longer be traded on the OTCQB tier of OTC Markets. Any trading in our Common Stock will occur on OTC Pink or in privately negotiated transactions. Stockholders should note that market makers (and not the Company) quote Common Stock in the pink sheets. Therefore, we cannot guarantee that our Common Stock will be available for trading in the pink sheets. The limited trading market for our Common Stock after the Reverse/Forward Split may cause a decrease in the market price of our Common Stock.

●	After we terminate our reporting obligations under Section 12(g) of the Exchange Act and suspend our reporting obligations under Section 15(d) of the Exchange Act, it will be more difficult for us to access the public equity and public debt markets, and it will be more expensive to access the private debt markets. In addition, after the Company becomes a non-reporting entity, it is anticipated that the Company’s Common Stock will remain on the grey sheets. The grey sheets is an unofficial category that refers to securities that may trade, but are not quoted, on any OTC platform or on an exchange and for which there is no public information. A grey sheet company is also one that has no market maker. If the Common Stock continues to trade on the grey sheets, no recent bid or ask quotes will be available because no market makers share data or quote such stocks. It is likely that trading of shares will only continue, if at all, in privately negotiated sales. However, there likely will be limited liquidity for the Common Stock and you may not be able to purchase or sell the Common Stock at all or at prices you desire.

Effects of the Forward Split

The following will result from the Forward Split:

●	Stockholders who have fewer than 5,001 shares of our Common Stock before the Reverse Split will receive cash in exchange for their shares of our Common Stock and will not be affected by the Forward Split;

●	Stockholders who have at least 5,001 shares of our Common Stock before the Reverse Split will, as a result of the Forward Split, continue to hold the same number of shares as before the Reverse/Forward Split, without having to tender their shares to the Company;

Effects of the Reverse/Forward Split on Specific Stockholders

Record Stockholders with Fewer than 5,001 Shares of Common Stock. When we complete the Reverse/Forward Split and if you are a cashed-out stockholder (that is, a stockholder holding fewer than 5,001 shares of Common Stock immediately prior to the Reverse Split):

●	You will not receive fractional shares of stock as a result of the Reverse Split in respect of your shares being cashed out.

●	Instead of receiving fractional shares, upon the Transfer Agent’s receipt your pre-reverse stock split certificate(s) if you hold your shares in certificated form and, if required, appropriate tax documentation, you will receive a cash payment in respect of your affected shares. See “Description of the Reverse/Forward Split—Fairness of the Reverse/Forward Split to Stockholders.”

●	After the Reverse Split, you will have no further interest in the Company with respect to your cashed-out shares, which will then be void. These shares will no longer entitle you to the right to vote as a stockholder or share in the Company’s assets, earnings, or profits or in any dividends paid after the Reverse Split, nor to any other rights as a stockholder. In other words, you will no longer hold your cashed-out shares and you will only have the right to receive cash for these shares. In addition, you will not be entitled to receive interest with respect to the period of time between the Effective Date and the date you receive your payment for the cashed-out shares.

●	As soon as practicable after the time we effect the Reverse/Forward Split and the Transfer Agent receives your pre-reverse stock split certificate(s) if you hold your shares in certificated form and, if required, appropriate tax documentation, you will receive a payment for the cashed-out shares you held immediately prior to the Reverse Split in accordance with the procedures described below.

Record “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the Transfer Agent’s books and records but do not hold stock certificates. Some of our record stockholders may hold their shares electronically in book-entry form with the Transfer Agent. These stockholders do not have stock certificates evidencing their ownership in our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If you are a cashed-out stockholder, upon the Transfer Agent’s receipt of your pre-Reverse Split certificate(s) if you hold your shares in certificated form and, if required, appropriate tax documentation, you will receive cash payment due to you in lieu of fractional shares. In the event we are unable to locate certain stockholders or if a stockholder fails properly return their pre-Reverse Split certificate(s) if held in certificated form with, if required, appropriate tax documentation, any funds payable to such holders pursuant to the Reverse/Forward Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. All shares of Common Stock held by cashed-out stockholders will be void after the Effective Date whether or not the Company receives the cashed-out stockholder’s pre-Reverse Split certificate(s) if held in certificated form or, if required, appropriate tax documentation. All amounts owed to you will be subject to federal income tax and state abandoned property laws. You will not receive any interest on cash payments owed to you as a result of the Reverse/Forward Split.

Holders of Certificated Shares of Common Stock. Some of the record holders of our Common Stock hold their shares in certificate form. If you hold shares in certificate form, you will receive from the Transfer Agent as soon as practicable after the Effective Date of the Reverse/Forward Split, instructions on how to surrender your certificate(s) representing the shares you own prior to the Reverse/Forward Split to the Transfer Agent. Upon the Transfer Agent’s receipt of your pre-Reverse Split certificate(s) and, if required, appropriate tax documentation, if you are a cashed-out stockholder, you will receive cash payment due to you in lieu of fractional shares. If you are not a cashed-out stockholder, you will receive a new stock certificate representing your post-split shares. In the event we are unable to locate certain stockholders or if a stockholder fails properly to return the stock certificate and appropriate tax documentation, if required, to the Transfer Agent, any funds payable to such holders pursuant to the Reverse/Forward Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. Please do not send your certificates to the Transfer Agent until you receive instructions from the Transfer Agent. All shares of Common Stock held by cashed-out stockholders will be void after the Effective Date whether or not the Company receives the cashed-out stockholder’s stock certificate. All amounts owed to you will be subject to federal income tax and state abandoned property laws. You will not receive any interest on cash payments owed to you as a result of the Reverse/Forward Split.

Record Stockholders with 5,001 or More Shares of Common Stock. If you are a record stockholder with 5,001 or more shares of Common Stock as of 6:00 P.M., Eastern time, on the Effective Date, we will first reclassify your shares into 1/5,001 of the number of shares you held immediately prior to the Reverse Split. One minute after the Reverse Split, at 6:01 P.M., Eastern time, on the Effective Date, we will reclassify your shares in the Forward Split into 5,001 times the number of shares you held after the Reverse Split, which will result in the same number of shares you held before the Reverse Split. As a result, the Reverse/Forward Split will not affect the number of shares that you hold if you hold at least 5,001 shares of Common Stock immediately prior to the Reverse Split. To illustrate, if we were to effect the 1-for-5,001 Reverse/5,001-for-1 Forward Split and you held 5,001 shares of Common Stock in your account immediately prior to the Reverse Split, your shares would be converted into one share in the Reverse Split and then back to 5,001 shares in the Forward Split.

Street Name Holders of Common Stock. The Company intends for the Reverse/Forward Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to affect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures and stockholders holding Common Stock in street name should contact their nominees.

Fairness of the Reverse/Forward Split

Mr. Mathieson, our President, Chief Executive Officer, Chief Financial Officer and sole director, has determined that the Reverse/Forward Split is in the best interests of the Company, and has approved the Reverse/Forward Split. The Company also has received the approving consent of Investment Evolution Coin Ltd., the holder of a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote on the Reverse/Forward Split. Mr. Mathieson is the Chief Executive Officer, sole director and majority stockholder of Investment Evolution Coin Ltd. Our sole director determined that the Reverse/Forward Split and the price to be paid for the fractional shares resulting from the Reverse Split are substantively and procedurally fair to, and in the best interests of, the Company and its unaffiliated shareholders (including both continuing stockholders and cashed out stockholders).

Our sole director considered various factors regarding the fairness of the Reverse/Forward Split to us, our unaffiliated continuing stockholders and our unaffiliated cashed out stockholders, including the following:

●	The direct and indirect cost savings to be realized from the elimination of expenses related to our disclosure and reporting requirements under the Exchange Act;

●	The ability of stockholders with fewer than 5,001 shares (i) to exchange their shares for cash at market prices prevailing at the effective time of the Reverse/Forward Split and without incurring brokerage commissions or (ii) alternatively, to purchase additional shares if they desire to remain stockholders;

●	The fact that the Reverse Split will apply to all stockholders;

●	The fact that there are no unusual conditions to the consummation of the Reverse/Forward Split;

●	The likely reduction in liquidity for our Common Stock following the termination of our Exchange Act registration, termination of our Section 12(g) reporting obligations, suspension of our Section 15(d) reporting obligations, OTCQB quotation and periodic reporting;

●	The possible material decrease in the trading price of our Common Stock;

●	The reduction in publicly available information about us that will result from the Reverse/Forward Split;

●	The inability of cashed out stockholders to participate in any future increases in the value of our stock.

Detailed Discussion of, and Reasons for, the Reverse/Forward Split

The primary purpose of the Reverse/Forward Split is to ensure that the number of record holders of our Common Stock will be below 300 so that we can terminate the registration of our Common Stock under Section 12(g) of the Exchange Act, terminate our Section 12(g) reporting obligations, and suspend our Section 15(d) reporting obligations. The Reverse/Forward Split is expected to result in the elimination of the expenses related to our disclosure and reporting requirements under the Exchange Act. For some time, the management of the Company has been concerned about the expense of continuing to comply with the periodic reporting requirements of the Exchange Act, given the earnings and overhead of the Company and the low trading volume of our Common Stock. Significantly, the Company had a net loss for the year ended December 31, 2017 and the nine months ended September 30, 2018 of $5,505,719 and $1,826,896, respectively. For these reasons, among others, the sole director decided to consider whether the Company should remain a reporting company. The sole director believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the cost, including the cost and tangible and intangible burdens associated with compliance with Sarbanes-Oxley.

The sole director believes that the significant costs associated with being an SEC reporting company are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize. The sole director does not believe that we are in a position to use our status as a public company to raise capital through sales of securities in a public offering, or otherwise to access the public markets to raise equity capital. In addition, our Common Stock’s extremely limited trading volume, stock price and public float have all but eliminated our ability to use our Common Stock as acquisition currency or to attract and retain employees.

Our Common Stock’s limited trading volume and public float have also hindered our stockholders’ ability to sell their shares, which has prevented them from realizing the full benefits of holding publicly traded stock. Our low market capitalization has resulted in limited interest from market makers or financial analysts who might report on our activity to the investment community. Because the Common Stock has been thinly traded, any attempt to trade a large block of shares in the public markets, to the extent possible, would risk a significant impact on the market price of our Common Stock. Our sole director believes that it is unlikely that our market capitalization and trading liquidity will increase significantly in the foreseeable future.

The overall executive time expended on the preparation and review of our public filings is likely to continue to increase rather than decrease. Since Mr. Mathieson is our only executive officer, these indirect costs can be significant relative to our overall expenses and, although there will be no direct monetary savings with respect to these indirect costs when the Reverse/Forward Split is effected and we cease filing periodic reports with the SEC, the time currently devoted by Mr. Mathieson to our public company reporting obligations could be devoted to other purposes, such as operational concerns to further our business objectives and the interests of our stockholders. Our sole director believes that it is in our best interests and the best interests of our stockholders to eliminate the administrative, financial and additional accounting burdens associated with required reporting to the SEC by effecting the Reverse/Forward Split at this time rather, than continue to subject the Company to these burdens.

Strategic Alternatives Considered

While considering the merits of the Reverse/Forward Split, the sole director evaluated a number of strategic alternatives. In evaluating the risks and benefits of each strategic alternative, our sold director determined that the Reverse/Forward Split would be the simplest and most cost-effective approach to achieve the purposes described above. Our sole director considered the following alternatives:

●	Self-Tender Offer. Our sole director considered a self-tender offer to be considerably more costly than the Reverse/Forward Split, and as a result, rejected this alternative.

●	Purchase of Shares in the Open Market. Our sole director considered utilizing the Company’s stock repurchase program, but he believes that it is unlikely that open market purchases will achieve the intended result of the Reverse/Forward Split, which is to ensure that the number of our record stockholders will be below 300. Due to the expense and logistical problems associated with the open market purchases, the sole director determined this option was not viable.

●	Maintaining the Status Quo. The sole director also considered taking no action to reduce the number of our stockholders of record. However, due to the significant and increasing costs of being an SEC registered public company, not being able to realize many of the benefits that publicly traded companies sometimes realize and other factors enumerated elsewhere in this Information Statement, such as the operating losses of the Company, the sole director believed that maintaining the status quo would be detrimental to all stockholders.

Fairness of the Reverse/Forward Split to Stockholders

We are required, under Item 1014(a) of Regulation M-A, to determine whether we reasonably believe that a going private transaction, such as the Reverse/Forward Split, is fair or unfair to its unaffiliated stockholders. Mr. Mathieson, in his capacity as our sole director, has made that determination, on behalf of the Company, and, for the reasons set forth below, has reached a decision that the Reverse/Forward Split is fair to the unaffiliated stockholders.

Mr. Mathieson, who also acts as our President, Chief Executive Officer and Chief Financial Officer (and is the Chief Executive Officer, sole director, and majority stockholder of Investment Evolution Coin Ltd., which holds a majority of our voting capital stock), determined that the Reverse/Forward Split is fair to, and in the best interest of, all of our stockholders, including the unaffiliated stockholders, stockholders who will be cashed out and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Split. The sole director established the cash consideration to be paid to redeem shares of holders of record of less than one share as a result of the Reverse Split in a good faith determination based upon fairness and other factors the sole director deemed relevant. The sole director did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse/Forward Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The sole director concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse/Forward Split without such outside person.

Our sole director did not create a Special Committee of the Board to approve the Reverse/Forward Split. Creating a Special Committee by hiring new directors and retaining independent counsel for such a committee would significantly increase the cost of the Reverse/Forward Split. Our sole director did not deem such cost to be reasonable or necessary.

Upon completion of the Reverse Split, stockholders holding only fractional shares will receive a payment for such fractional shares equal to the fair value of each share of Common Stock. Our sole director determined that the proposed cash payment of the fair value of each share of Common Stock, to be determined by the average closing price of our shares of Common Stock over the 30 calendar days ending on (and including) the Effective Date of the Reverse/Forward Split, to stockholders whose shares will be cashed out, is substantively and procedurally fair, in form and from a financial perspective, to all of our unaffiliated stockholders, including those whose shares will be cashed out and those who will continue to be Company stockholders.

Further, the result of the Reverse/Forward Split is anticipated to affect fewer than 1,043,517 shares, or less than 6.1%, of the Common Stock of the Company for a total cost to the Company of approximately $231,469, which will be paid out of the Company’s available cash reserves.

The sole director also noted that if a stockholder prefers not to receive cash in lieu of his or her fractional shares but instead would prefer to remain a stockholder of the Company, such stockholder can purchase (subject, of course, to the availability of shares for purchase in the over-the-counter market) additional shares of Common Stock through the OTCQB market in order to make his or her holdings of Common Stock equal to or greater than 5,001 shares, so that such stockholder would not be a fractional shareholder upon the completion of the Reverse Split. By purchasing sufficient additional shares, a holder of less than 5,001 shares of our Common Stock may, prior to the Effective Date, elect to remain a stockholder and continue to participate in the equity of the Company. See “Description of the Reverse/Forward Split—Fairness of the Reverse/Forward Split to Stockholders.”

The sole director determined that certain additional factors supported the fairness of the Reverse/Forward Split to those unaffiliated stockholders whose shares will be cashed out, including the fact that they will not pay the brokerage commissions they would have paid if they attempted to sell their shares in the open market.

Furthermore, the sole director considered that, with extremely limited liquidity in the public market for our Common Stock, only a small portion of our stockholders would have been able to attain the historical closing prices before the stock price decreased measurably. The proposed cash out price does not include any discount for the lack of liquidity of our Common Stock or for the minority status of the shares of our Common Stock owned by unaffiliated stockholders.

For the 30 trading days prior to the Record Date, the average daily trading volume has been 2,138 shares, with an average closing price of $0.1988. The cash payment to be made to those stockholders holding only fractional shares following the Reverse Split will be equal to the fair value of each share of Common Stock, determined by the average closing price of our shares of Common Stock over the 30 calendar days ending on (and including) the Effective Date of the Reverse/Forward Split.

With respect to the fairness of the Reverse/Forward Split to the stockholders whose stock would not be cashed out in the Reverse/Forward Split, the sole director also relied on the fact that the amount being paid to stockholders whose stock would be cashed out was fair. In addition, Mr. Mathieson noted that voting control of approximately 6,900,000 shares Common Stock held by stockholders who would remain stockholders after the Reverse/Forward Split was held by Mr. Mathieson so that the interests of such stockholders would remain aligned with the interests of the sole director.

In order to avoid the expense and inconvenience of issuing fractional shares to stockholders who hold less than one share of Common Stock after the Reverse Split, under Florida state law, the Company may pay cash for their fair value. Florida law provides that the cash payment for fractional shares is determined by the Company’s Board of Directors. Under Florida law, the good faith judgment of the Board of Directors as to the fair value is conclusive. The sole director has determined that the cash-out payment for fractional shares will be an amount per share equal to the average closing price of the Company’s shares of Common Stock on the OTCQB for the 30 calendar days ending on (and including) the Effective Date, without interest. In general, the “closing price” of a security is the final price at which a security is traded on a given trading day and represents the most up-to-date valuation of a security until trading commences again on the next trading day.

Based on the factors noted below, the sole director considered the price to be paid for fractional shares to be fair to cashed-out stockholders, to those persons who remain stockholders of the Company, and to the Company as a whole. The Company’s Common Stock trades on the OTCQB, which is the principal, and in most cases the sole, outlet for a stockholder who wished to dispose of his or her shares of Common Stock. The sole director viewed that market as the best indicator of what a willing buyer would pay to a willing seller, neither of whom is under any compulsion to buy or sell, after considering such factors as its estimate of the Company’s value as a whole, its earnings and performance history, its prospects, the prospects of the industry as a whole, market liquidity, and other factors that typically bear on a Common Stock purchase or sale decision. The sole director gave particular weight to the current closing prices of the Company’s Common Stock in the over-the-counter market, and noted the relative illiquidity of the Common Stock in that market and the sporadic nature of trades in the Company’s Common Stock. The sole director also noted that if a stockholder prefers not to receive cash in lieu of his or her fractional shares but instead would prefer to remain a stockholder of the Company, such stockholder can purchase (subject, of course, to the availability of shares for purchase in the over-the-counter market) additional shares of Common Stock through the OTCQB market in order to make his or her holdings of Common Stock equal to or greater than 5,001 shares, so that such stockholder would not be a fractional stockholder upon the completion of the Reverse Split. By purchasing sufficient additional shares, a holder of less than 5,001 shares of Common Stock may, prior to the Effective Date, elect to remain a stockholder and continue to participate in the equity of the Company.

The sole director recognizes that as the Company’s Common Stock is not traded as actively as many other companies, this may be a factor in the market price of the Company’s Common Stock. Accordingly, as a reasonableness test of the market price of the Company’s Common Stock, and therefore the cash price to be paid for fractional shares, the sole director considered the relationship between the market price and the net book value per share of the Company. The sole director noted that the net book value per share of the Company’s stock on September 30, 2018 was $0.119, or $0.078 less than what the Company calculates to be the average closing price at that date. Accordingly, while the sole director considered the relationship of market value to net book value important in its deliberations, the sole director did not view net book value alone to be a reliable measure of fair value. The sole director noted that net book value does not state all assets and liabilities at market value, nor does it take into account the other considerations that might be part of a transaction between a willing buyer and a willing seller, which transactions the sole director believes to be the best measure of the fair value of the Company’s Common Stock.

The sole director also reviewed stockholders’ equity, which at September 30, 2018 was $4,176,934, as an alternative measure of the cash out price per pre-split share for holders of record of less than one share as a result of the Reverse Split. The estimated cash payment of approximately $0.1969 per pre-split share (based on the average closing price of our Common Stock over the 30 calendar days ending on (and including) November 15, 2018, to stockholders whose shares will be cashed out represents a premium of 1.65 times net book value as of September 30, 2018. The sole director also considered liquidation value as another measure by comparing stockholders’ equity of approximately $4,176,934 at September 30, 2018. However, the sole director did not ultimately explicitly establish or consider liquidation value as a factor in determining the fairness of the transaction since the Company has no present intent to liquidate and only a small fraction of existing stockholders will be eliminated as equity holders as a result of the Reverse/Forward Split. Accordingly, the sole director did not consider or establish, explicitly or otherwise, the going concern value of the Company in connection with determining the fairness of the Reverse/Forward Split, because only a small number of stockholders will be cashed out in the Reverse/Forward Split.

The Reverse/Forward Split is not expected to affect, in and of itself, our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations to file with the SEC periodic and other reports pursuant to the Exchange Act. Once we suspend our Section 15(d) reporting obligations, we will not be required to provide our stockholders with periodic, annual, quarterly or other reports regarding the Company. We do not intend to make available to stockholders any financial or other information about us that is not required by law. We do not intend, but may in our discretion elect, to distribute press releases for material and other events. We will continue to hold meetings as required under Florida law, including annual meetings, or to take actions by written consent of stockholders in lieu of meetings.

We estimate that we will pay approximately $205,469 to cash out holders of record of less than one share as a result of the Reverse Split. In addition, we anticipate incurring approximately $26,000 in legal, financial, and other fees and costs in connection with the Reverse/Forward Split. We have sufficient cash on hand to cover the cost of cashing out holders of record of less than one share as a result of the Reverse Split and the related fees and costs of implementing the Reverse/Forward Split, including preparation, filing and mailing of this Information Statement and the Company’s Schedule 13E-3 to be filed with the SEC. The Company will not be using borrowed funds to finance the cost of the Reverse/Forward Split, there are no conditions relating to the use of the cash to cover the cost of the Reverse/Forward Split, and there are no alternative financing arrangements or alternative financing plans in place to cover the ultimate cost of the Reverse/Forward Split. The estimated costs of the Reverse/Forward Split consist of the following, although actual costs may vary.

Category of Expense	Cost
Legal	$20,000
Printing	2,500
Distribution	1,500
Administrative	2,000
Total	$26,000

The closing price of our Common Stock on November 12, 2018 was $0.1976 on a trading volume of 2,250. The average per share closing price of our Common Stock over the 30 calendar days ending on (and including) November 15, 2018, was $0.1969.

Procedural Fairness of the Reverse/Forward Split

As stated above, the Company is required, under Item 1014(a) of Regulation M-A, to determine whether it reasonably believes that a going private transaction, such as the Reverse/Forward Split, is fair or unfair to its unaffiliated stockholders. The sole director, on behalf of the Company, has made that determination and, for the reasons set forth below, has reached a decision that the Reverse/Forward Split is also procedurally fair to all unaffiliated stockholders, including both stockholders who will receive cash payments in connection with the Reverse/Forward Split and will not be continuing stockholders of the Company and stockholders who will retain an equity interest in the Company. In reaching this conclusion, Mr. Mathieson, our sole director, noted that the potential ability of unaffiliated stockholders of record to decide whether or not to remain stockholders following the Reverse/Forward Split by attempting to buy or sell shares of Common Stock in the open market, if available at prices acceptable to such stockholders, afforded protection to those stockholders who would not be continuing stockholders of the Company. Specifically, Mr. Mathieson noted that current holders of record of fewer than 5,001 shares may be able to remain stockholders of the Company by acquiring additional shares, if available at prices they are willing to pay, so that they own at least 5,001 shares immediately before the Reverse/Forward Split. Conversely, stockholders of record that own 5,001 or more shares and desire to liquidate their shares in connection with the Reverse/Forward Split may be able to sell or otherwise reduce their holdings to less than 5,001 shares prior to the Reverse/Forward Split. It should be noted that, because there has historically been very limited trading in the Company’s Common Stock, stockholders seeking to either increase or decrease their holdings prior to the Reverse/Forward Split may not be able to do so at all or at a price they are willing to pay or accept.

In addition, the sole director noted that voting control of approximately 93.9% of the Company’s capital stock will be held by stockholders who will remain stockholders after the Reverse/Forward Split. Therefore, there would be no change in control as a result of the Reverse/Forward Split, and the interests of remaining stockholders would not be substantially diminished. Further, the result of the Reverse/Forward Split is anticipated to affect fewer than 1,043,517 shares, or less than 6.1%, of the Common Stock of the Company.

In light of the above, including the ability of unaffiliated stockholders to decide whether or not to remain stockholders following the Reverse/Forward Split by buying or selling shares of Common Stock in the open market, the sole director did not create a Special Committee or retain independent counsel.

The sole director determined not to condition the approval of the Reverse/Forward Split on approval by a majority of unaffiliated stockholders for several reasons. First, the sole director believes that any such vote would not provide additional protection to those unaffiliated stockholders who will be cashed out because the majority of the shares held by unaffiliated stockholders are held by stockholders who would not be cashed out and who may therefore have different interests from the unaffiliated stockholders who would be cashed out in the Reverse/Forward Split. The Reverse/Forward Split is also a matter that could not be voted on by brokers without instruction from the beneficial owners of the shares so even shares beneficially owned by holders of small numbers of shares held in brokerage accounts might be unlikely to be voted.

The sole director did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders due to the fact that it would not affect the outcome of the Reverse/Forward Split because a majority vote of the unaffiliated stockholders is not required under Florida law.

The sole director did not grant unaffiliated stockholders access to our corporate files, except as provided under Florida law. The sole director determined that this Information Statement, together with our other filings with the SEC, provides adequate information for unaffiliated stockholders.

The sole director determined that the process leading up to the approval of the Reverse/Forward Split was procedurally fair to the stockholders, because of the structural fairness of the Reverse/Forward Split and the procedural protections available to stockholders.

TERMINATION OF SECTION 12(g) REPORTING OBLIGATIONS AND

SUSPENSION OF SECTION 15(d) REPORTING OBLIGATIONS

Our Common Stock is currently registered under the Exchange Act and are bought and sold on the OTCQB Market. We have SEC reporting obligations pursuant to Section 12(g) and Section 15(d) of the Exchange Act.

Termination of Section 12(g) Reporting Obligations

We may terminate our Section 12(g) registration if:

●	The number of record holders of our Common Stock falls below 300; or

●	The number of record holders of our Common Stock falls below 500 and our assets have been no more than $10 million at the end of each of our last three fiscal years; or

As of the Record Date, we had approximately 626 record holders of our Common Stock. Upon effectiveness of the Reverse/Forward Split, we expect to have approximately 118 record holders of our Common Stock. We intend to terminate the registration of our Common Stock under Section 12(g) of the Exchange Act promptly after the Effective Date by filing a Form 15 with the SEC. The Form 15 becomes effective 90 days after it is filed. However, following the filing of the Form 15, we will no longer be required to file, under Section 12(g), any current or periodic reports that are due on or after the date the Form 15 is filed. If the certification of termination on Form 15 is subsequently withdrawn or denied, we would be required to file all reports that would have been required if the Form 15 had not been filed.

Suspension of Section 15(d) Reporting Obligations

Following termination of our Section 12(g) registration and reporting obligations, however, we will continue to have reporting obligations pursuant to Section 15(d). During the fiscal year ended December 31, 2017, we filed a resale registration statement on Form S-1 (the “Resale S-1”) with the SEC. The Resale S-1 was required to be updated during the fiscal year ending December 31, 2018. Accordingly, we are not permitted to suspend our Section 15(d) reporting obligations during the fiscal year ending December 31, 2018. However, we filed a post-effective amendment to the Resale S-1 on October 16, 2018 to deregister the securities registered pursuant to the Resale S-1 that remained unsold. As a result, as of January 1, 2019, we will not have a registration statement requiring update during the fiscal year. Accordingly, beginning on January 1, 2019, we will be permitted under the SEC rules to suspend our Section 15(d) reporting obligations. We intend to file a Form 15 to suspend our Section 15(d) reporting obligations as promptly as possible after January 1, 2019.

If, at some point following suspension of our Section 15(d) reporting obligations, we fail to satisfy the requirements under which we were able to cease reporting under Section 15(d), then the suspension will end and our reporting obligation will return, without any further action. Our reporting obligations under Section 15(d) are suspended:

●	While we have a class of securities registered under Section 12; or
●	If, on the first day of any fiscal year other than the year in which the Securities Act of 1933, as amended (the “Securities Act”) registration statement became effective, there are fewer than 300 record holders of the class of securities offered under the Securities Act registration statement.

Effects of Termination of Section 12(g) Reporting Obligations and Suspension of Section 15(d) Reporting Obligations

Termination of our Section 12(g) reporting obligations and suspension of our Section 15(d) reporting obligations will substantially reduce the information which we will be required to furnish to our stockholders under the Exchange Act. Following such termination and suspension, our stockholders will have access to our corporate books and records to the extent provided by Florida law, and to any additional disclosures required by our directors’ and officers’ fiduciary duties to the Company and our stockholders.

We estimate that termination and suspension of our reporting obligations will save us an estimated $250,000 per year in legal, accounting, auditing, printing and other expenses, and will also enable our management to devote more time to our operations. Based on historical expenses, we expect to save (i) approximately $230,000 per year in professional fees and expenses for the preparation and filing of required Exchange Act reports, and (ii) approximately $20,000 per year in other costs related to being a public reporting entity, such as EDGARization and XBRL costs, printing and mailing costs, expenses for compliance with the internal control and procedure requirements associated with Sarbanes-Oxley, the Dodd-Frank Act and regulatory compliance issues applicable to public entities, other than internal personnel expenses. We also expect that it will, among other things, alleviate a significant amount of time and effort previously required of our management and employees in preparing and reviewing the periodic reports and filings required of public companies. We will also have no further requirement to engage an independent auditor to complete quarterly reviews or annual audits.

EFFECT OF THE REVERSE/FORWARD SPLIT
ON THE NUMBER OF AUTHORIZED AND ISSUED SHARES

As of November 20, 2018, the Record Date, our authorized capital stock consists of (i) 300,000,000 shares of Common Stock, and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share. As of the Record Date, we had 17,226,283 shares of Common Stock and 360,000 shares of Series H preferred stock, respectively, issued and outstanding. The total number of authorized shares of Common Stock will not change as a result of the Reverse/Forward Split. The table below illustrates the estimated effect on the number of authorized shares available for issuance as a result of the Reverse/Forward Split. Significantly, the result of the Reverse/Forward Split is anticipated to affect approximately 1,043,517 shares, or less than 6.1%, of the Common Stock of the Company.

	Shares of Common Stock Authorized	Shares of Common Stock Issued and Outstanding as of November 20, 2018	Authorized Shares of Common Stock Available for Issuance as of November 20, 2018
Before Reverse/Forward Split	300,000,000	17,226,283	282,773,717
After Reverse/Forward Split	300,000,000	16,182,766	283,817,234

There will be no effect on our preferred stock, including our Series H preferred stock, as a result of the Reverse/Forward Split. The shares of Common Stock acquired in the Reverse/Forward Split will be retired and returned to the status of authorized but unissued shares of Common Stock.

AMENDMENT OF THE ARTICLES

To effect the Reverse/Forward Split, the Company will amend its Articles. The first amendment to be filed will amend the Articles to provide for the Reverse Split, becoming effective at 6:00 P.M., Eastern time, on the Effective Date, and will accordingly state that each share of Common Stock outstanding prior to the Reverse Split will be automatically reclassified and changed into 1/5,001 of a fully paid and non-assessable share of Common Stock, without increase or decrease in the par value of thereof. The amendment will also provide that no fractional shares shall be issued with respect to any shares of Common Stock held by any stockholder in any one account, which account has fewer than 5,001 shares of Common Stock prior to the effective time of the amendment, and that the Company will pay to the holders of such fractional shares cash in the amount of the fair value of such shares based on the formula described above. Immediately after the filing of the amendment effecting the Reverse Split, the Company will file the amendment effecting the Forward Split, becoming effective at 6:01 P.M., Eastern time, on the Effective Date, which amendment will provide for the reclassification of each share existing after the Reverse Split into 5,001 shares of Common Stock. See Appendices A and B for the text of the amendments which the Company intends to file to effect the Reverse/Forward Split.

EFFECT OF THE REVERSE/FORWARD SPLIT ON THE COMPANY

The Reverse/Forward Split is not intended to make the Company a privately-held company or otherwise to constitute a “going private” transaction. However, the Company expects that, following effectiveness of the Reverse/Forward Split, it will file a Form 15 with the SEC in order to terminate its Section 12(g) reporting obligations, and, as soon as practicable after January 1, 2019, it will file a Form 15 to suspend its Section 15(d) reporting obligations. As a result, quotation of the Common Stock on the OTCQB will cease, although the Company expects that the Common Stock will remain on the grey sheets. The grey sheets is an unofficial category that refers to securities that may trade, but are not quoted, on any OTC platform or on an exchange and for which there is no public information. A grey sheet company is also one that has no market maker. If the Common Stock continues to trade on the grey sheets, no recent bid or ask quotes will be available because no market makers share data or quote such stocks. It is likely that trading of shares will only continue, if at all, in privately negotiated sales. However, there likely will be limited liquidity for the Common Stock and you may not be able to purchase or sell the Common Stock at all or at prices you desire.

The number of authorized shares of Common Stock will not change as a result of the Reverse/Forward Split. Upon payment in cash for the fractional shares of the cashed-out stockholders, the total number of outstanding shares of Common Stock will be reduced by the number of shares held by the cashed-out stockholders immediately prior to the Reverse Split. The Company anticipates that its record stockholders will be reduced to approximately 118 as a result of the Reverse/Forward Split.

Although the Company knows the approximate total number of shares that will be cashed out, the total cash to be paid by the Company is more difficult to determine at this time. However, by way of example, if the 1-for-5,001 Reverse/5,001-for-1 Forward Split had been completed using the close price as of November 12, 2018, when the closing price per share was $0.1976, then the total cash payments that would have been issued to all cashed-out stockholders, including both record stockholders and street name holders, would have been approximately $205,469. The actual amounts will also depend on the number of cashed-out stockholders on the Effective Date, which may vary from the number of such stockholders on November 12, 2018.

The par value of the Common Stock will remain at $0.001 per share after the Reverse/Forward Split.

The Reverse/Forward Split will reconstitute the Company’s capital so that its stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will decrease from $2,240,694 to approximately $2,239,650, and additional paid-in capital will decrease from $34,378,814 to $34,174,389. Upon completion of the Reverse/Forward Split, the number of shares of Common Stock issued will be reduced to approximately 16,182,766 shares. As the fractional shares acquired by the Company from cashed-out stockholders in exchange for cash will be retired, based upon the Company’s unaudited financial statements at September 30, 2018, the Reverse/Forward Split will (on a pro forma basis):

●	Decrease assets by approximately $205,469 (the amount paid for fractional shares),

●	Have no effect on liabilities,

●	Decrease stockholders’ equity by $205,369,

●	Have no recognizable effect on the book value per common share,

●	Have no effect on the income statement, and

●	Have no recognizable effect on the 2018 basic and diluted earnings per share.

The Reverse/Forward Split will increase the percentage ownership of each remaining stockholders of the Company (whether affiliated or unaffiliated) by approximately 6.3%. As the number of shares anticipated to be retired by the Company pursuant to the Reverse/Forward Split constitutes a very small percentage of the total number of issued and outstanding shares, the percentage of issued and outstanding shares of Common Stock held by any stockholder will not change materially as a consequence of the Reverse/Forward Split. See “Security Ownership of Certain Beneficial Owners and Management.”

Any shares acquired from cashed-out stockholders pursuant to the Reverse/Forward Split will be held by the Company as issued but not outstanding stock and may be reissued by the Company for such consideration as the sole director may determine.

The Reverse/Forward Split will not alter voting rights or other rights of stockholders other than cashed-out stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

We summarize below the material United States federal income tax consequences to the Company and to stockholders resulting from the Reverse/Forward Split. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations (the “Regulations”) issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the federal income tax consequences of the Reverse/Forward Split.

This summary does not address all aspects of the possible federal income tax consequences of the Reverse/Forward Split and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances nor to stockholders subject to special treatment under the federal income tax laws, including, without limitation, foreign corporations and non-resident aliens (collectively, “Non-U.S. Holders”), financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, holders that received their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons liable for alternative minimum tax, holders who hold their Common Stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction, or holders whose functional currency is not the U.S. dollar. In addition, this summary does not address the tax consequences of the Reverse/Forward Split arising under the unearned income Medicare contribution tax or under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than federal income taxation, including any U.S. federal estate or gift tax consequences. The discussion below neither binds nor precludes the Internal Revenue Service (the “IRS”) from adopting a position contrary to that expressed below, and the Company cannot assure holders that such a contrary position could not be asserted successfully by the IRS and adopted by a court if the position were litigated.

We will not obtain a ruling from the IRS or an opinion of counsel regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse/Forward Split. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed Reverse/Forward Split, including the application and effect of state, local, and foreign income and other tax laws.

This summary assumes that you are one of the following: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your shares as capital assets for federal income tax purposes.

You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences applicable to your specific circumstances.

The decision to engage in the Reverse/Forward Split at this time is not the result of any tax consequences of the Reverse/Forward Split. We believe that the Reverse/Forward Split will be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to the Company or to the stockholders who do not receive cash in the Reverse/Forward Split. However, if you are a cashed-out stockholder receiving cash in the Reverse/Forward Split, you may not qualify for tax free “recapitalization” treatment for federal income tax purposes.

Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in Connection with the Reverse/Forward Split

If you (i) continue to hold stock directly immediately after the Reverse/Forward Split and (ii) you receive no cash as a result of the Reverse/Forward Split, you should not recognize any gain or loss in the Reverse/Forward Split for federal income tax purposes. Your aggregate adjusted tax basis in your shares of stock held immediately after the Reverse/Forward Split will be equal to your aggregate adjusted tax basis in your shares of stock held immediately prior to the Reverse/Forward Split and you will have the same holding period in your stock as you had in such stock immediately prior to the Reverse/Forward Split.

Federal Income Tax Consequences to Stockholders Who Receive Cash in Connection with the Reverse/Forward Split

If you (i) receive cash in exchange for fractional shares as a result of the Reverse/Forward Split, (ii) you do not continue to hold any stock directly immediately after the Reverse/Forward Split, and (iii) you are not related to any person or entity that holds stock immediately after the Reverse/Forward Split, you will recognize capital gain or loss on the Reverse/Forward Split for federal income tax purposes, with such gain or loss measured by the difference between the cash you receive for your cashed out stock and your aggregate adjusted tax basis in such stock.

If you receive cash in exchange for fractional shares as a result of the Reverse/Forward Split, but either continue to directly own stock immediately after the Reverse/Forward Split, or are related to a person or entity who continues to hold stock immediately after the Reverse/Forward Split, you will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (i) is “not essentially equivalent to a dividend,” (ii) constitutes a “substantially disproportionate redemption of stock,” or (iii) constitutes a “complete termination of interest,” as described below.

(i) “Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in the Company resulting from the Reverse/Forward Split (taking into account for this purpose the stock owned by persons related to you) is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

(ii) “Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Reverse/Forward Split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of stock of the Company owned by you (and by persons related to you) immediately after the Reverse/Forward Split is (a) less than 50% of all outstanding shares and (b) less than 80% of the percentage of shares of stock owned by you (and by persons related to you) immediately before the Reverse/Forward Split.

(iii) “Complete Termination of Interest.” To satisfy the “complete termination of interest” test, you cannot continue to hold any stock directly immediately after the Reverse/Forward Split. If you are treated as owning shares of stock actually or constructively owned by certain individuals and entities related to you, you may still satisfy the requirements of this test if you (a) retain no interest in the corporation immediately after the Reverse/Forward Split (including any interest as an officer, director, or employee), other than an interest as a creditor, (b) do not acquire an interest in the corporation within ten years after the date of the Reverse/Forward Split, and (c) agree to notify the IRS of the acquisition of any interest in the corporation within that ten-year period. You should consult your tax advisor for details if you find that these facts describe your situation and you wish to recognize capital gain or loss on the receipt of cash for your cashed out stock.

In applying these tests, you will be treated as owning shares of stock actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in exchange for stock is not treated as capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of the Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain. For a more detailed discussion, please see “—Capital Gain and Loss” and “—Special Rate for Certain Dividends” below. If your receipt of cash in exchange for stock is treated as ordinary dividend income, you may not receive any tax benefit from your basis in such shares.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Special Rate for Certain Dividends

In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the Reverse/Forward Split that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder, (ii) you have held the share of stock with respect to which the dividend was received for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, as determined under the Code, and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign or other tax treatment of, any such dividend income.

Backup Withholding

Stockholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Transfer Agent in connection with the Reverse/Forward Split to avoid backup withholding requirements that might otherwise apply. The instruction letter will require each stockholder to deliver such information when the Common Stock certificates are surrendered following the Effective Date of the Reverse/Forward Split. Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of the Reverse/Forward Split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Reverse/Forward Split, in light of your specific circumstances.

Tax Consequences of the Reverse/Forward Split to the Company

With respect to the Reverse/Forward Split, the Company generally should not recognize any gain or loss for U.S. federal income tax purposes. Under the Code, an “ownership change” with respect to a corporation can significantly limit the amount of pre-ownership change net operating losses (“NOLs”) and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income. Very generally, an ownership change occurs if the aggregate stock ownership of holders of at least 5% of a corporation’s stock increases by more than 50 percentage points over the preceding 3-year period. The Company does not expect the Reverse/Forward Split to have a material impact on its NOLs or other relevant tax assets, as determined for U.S. federal income tax purposes.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE/FORWARD SPLIT IS GENERAL AND DOES NOT INCLUDE ALL CONSEQUENCES TO EVERY STOCKHOLDER UNDER FEDERAL, STATE, LOCAL, OR FOREIGN TAX LAWS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE REVERSE/FORWARD SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

POTENTIAL REINSTATEMENT OF REPORTING OBLIGATIONS

The intended effect of the Reverse/Forward Split is to reduce the number of record stockholders of our Common Stock to fewer than 300. This will make us eligible to terminate the registration of our Common Stock under Rule 12g-4 and Section 12(g) of the Exchange Act. We expect to reduce the number of our record stockholders to approximately 118 as a result of the Reverse/Forward Split. However, if the Reverse/Forward Split does not have the intended effect, or if the number of record stockholders of our Common Stock rises to either 500 or more persons who are not accredited investors or 2,000 persons after the consummation of the Reverse/Forward Split for any reason (in each case, provided the Company has total assets exceeding $10 million), we may once again be subject to the reporting and disclosure obligations under the Exchange Act, which would negate much, if not all, of the savings intended to be accomplished through the Reverse/Forward Split.

APPRAISAL RIGHTS

Stockholders do not have appraisal rights under Florida state law or under the Company’s Articles or bylaws in connection with the Reverse/Forward Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock,

●	each director and each of our named executive officers, and

●	all executive officers and directors as a group.

As of the Record Date, there were 17,226,283 shares of our Common Stock outstanding.

The number of shares of Common Stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the Record Date through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each person listed is in care of Mr. Amazing Loans Corporation, 3960 Howard Hughes Parkway, Suite 490, Las Vegas, NV 89169.

Name	Position	Amount and Nature of Beneficial Ownership as of the Record Date	Percent of Class as of the Record Date
Paul Mathieson	Chief Executive Officer and Director	6,900,000	40.1%
Carla Cholewinski (1)	Former Chief Operating Officer	2,000	*
All executive officers and directors as a group (2 persons)		6,902,000	40.1%

* Less than 1%.

(1) Carla Cholewinski was terminated from her position as Chief Operating Officer of the Company effective September 13, 2018.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently quoted on the OTCQB tier of the OTC Markets under the symbol “MRAL.” The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information.

The following table sets forth the range of high and low closing sale prices for our Common Stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The data in the table below presents historical information only and is not intended to predict future sale prices of our Common Stock. Trading in securities, such as our Common Stock, on the OTC Markets may be volatile and thin and characterized by wide fluctuations in trading prices.

As of June 17, 2015, we effected a 1-for-100 reverse stock split of our outstanding shares. We also completed a 1-for-100 reverse stock split and a 100-for-1 forward stock split, both effective March 28, 2016, and a net 1-for-10 reverse stock split effective October 27, 2016. All prices in the following table reflect post-split prices.

Fiscal Year Ended December 31, 2016

	High	Low
Fiscal Quarter Ended:
March 31, 2016	$99.00	$49.50
June 30, 2016	$50.00	$17.50
September 30, 2016	$24.00	$5.50
December 31, 2016	$7.10	$2.01

Fiscal Year Ended December 31, 2017

	High	Low
Fiscal Quarter Ended:
March 31, 2017	$7.50	$1.05
June 30, 2017	$4.19	$0.75
September 30, 2017	$1.20	$0.17
December 31, 2017	$0.42	$0.21

Fiscal Year Ending December 31, 2018

	High	Low
Fiscal Quarter Ended:
March 31, 2018	$0.85	$0.23
June 30, 2018	0.31	0.21
September 30, 2018	0.30	0.20

As of November 12, 2018, the closing price per share of our Common Stock as quoted on the OTCQB was $0.1976. On the Record Date, the closing price per share of our Common Stock as quoted on the OTCQB was $__________.

Holders of Common Stock

As of the Record Date, there were approximately 626 record stockholders of our Common Stock, and one record stockholder of our Series H preferred stock. The number of record stockholders does not include beneficial owners whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Dividends

Prior to May 2017, we had not paid any cash dividends on our Common Stock. In May 2017, we announced the declaration of a cash dividend of $0.005 per common share for the first quarter of 2017. The dividend was paid on August 21, 2017 to stockholders of record at the close of business on June 5, 2017. In August 2017, we announced the declaration of a cash dividend of $0.005 per common share for the second quarter of 2017. The dividend was paid on August 21, 2017 to stockholders of record at the close of business on August 11, 2017. On October 30, 2017, we declared a cash dividend of $0.005 per common share for the third quarter of 2017. The dividend was paid on November 20, 2017 to stockholders of record at the close of business on November 11, 2017. We expect to pay ongoing dividends. Payment of future dividends on our Common Stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We may determine to retain future earnings, if any, for reinvestment in the development and expansion of our business.

Securities Authorized for Issuance under Equity Compensation Plans

We have no securities authorized for issuance under equity compensation plans.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Reverse/Forward Split that is not shared by all other stockholders.

ADDITIONAL INFORMATION

The Reverse/Forward Split is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. We are also filing a Rule 13e-3 transaction statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse Split. The Schedule 13E-3 may contain additional information about us. Copies of the Schedule 13E-3 and all exhibits thereto are available for inspection and copying at our principal executive offices during regular business hours by any of our stockholders, or a representation who has been so designated in writing, and may be obtained by mail, by written request directed to us at Mr. Amazing Loans Corporation, 3960 Howard Hughes Parkway, Suite 490, Las Vegas, NV 89169.

Currently, we are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing Mr. Amazing Loans Corporation at 3960 Howard Hughes Parkway, Suite 490, Las Vegas, NV 89169, Attn: Paul Mathieson or by calling the Company at (702) 227-5626.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 3960 Howard Hughes Parkway, Suite 490, Las Vegas, NV 89169, Attn: Paul Mathieson or calling the Company at (702) 227-5626.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at 3960 Howard Hughes Parkway, Suite 490, Las Vegas, NV 89169.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST 20 DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

Mr. Amazing Loans Corporation

/s/ Paul Mathieson
Paul Mathieson
President, Chief Executive Officer and Chief Financial Officer

APPENDIX A

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

MR. AMAZING LOANS CORPORATION

(Reverse Stock Split)

Pursuant to Section 607.1006 of the Florida Business Corporation Act, MR. AMAZING LOANS CORPORATION, a Florida corporation (the “Corporation”), hereby amends (“Articles of Amendment”) its amended and restated articles of incorporation, as amended (“Articles”), as follows:

A. Reverse Stock Split. Upon the Effective Time (as defined below) of these Articles of Amendment, each one (1) share of the Corporation’s common stock, par value $0.001 per share (“Common Stock”) issued and outstanding immediately prior to the Effective Time will be and hereby is automatically reclassified and changed (without any further act) into 1/5,001 of a validly issued, fully-paid and non-assessable share of Common Stock, without increasing or decreasing the par value thereof, provided that no fractional shares shall be issued in respect of any shares of Common Stock held by any holder in any one account which account has fewer than 5,001 shares of Common Stock immediately prior to the Effective Time, and that, instead of issuing such fractional shares, the Corporation shall pay in cash an amount per share equal to the average closing price per share of the Common Stock on the OTCQB, averaged over a period of 30 consecutive calendar days ending on the trading day prior to the date of the Effective Time, without interest.

B. Authority to Amend. These Articles of Amendment were adopted by the consent of the Corporation’s sole director on November 16, 2018 and duly approved by the Corporation’s stockholders on November 16, 2018 as required by law and the Corporation’s Articles. The number of votes cast for the Articles of Amendment by the stockholders was sufficient for approval.

C. Effective Time. The foregoing amendment will become effective on _________________ at 6:00 p.m. (“Effective Time”).

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of ____________________.

MR. AMAZING LOANS CORPORATION

By:
Name:	Paul Mathieson
Title:	President, Chief Executive Officer and Chief Financial Officer

Appendix B

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

MR. AMAZING LOANS CORPORATION

(Forward Stock Split)

Pursuant to Section 607.1006 of the Florida Business Corporation Act, MR. AMAZING LOANS CORPORATION, a Florida corporation (the “Corporation”), hereby amends (“Articles of Amendment”) its amended and restated articles of incorporation, as amended (“Articles”), as follows:

A. Forward Stock Split. Upon the Effective Time (as defined below) of these Articles of Amendment, each one share of the Corporation’s common stock, par value $0.001 per share (“Common Stock”) issued and outstanding immediately prior to the Effective Time will be and hereby is automatically reclassified and changed (without any further act) into 5,001 validly issued, fully-paid and non-assessable shares of Common Stock, without increasing or decreasing the par value thereof, and each fraction of a share of Common Stock issued and outstanding immediately prior to the Effective Time will be and hereby is automatically reclassified and changed (without any further act) into a number of validly issued, fully-paid and non-assessable shares of Common Stock equal to the product of 5,001 and such fraction, which product shall be rounded up to the nearest whole share.

B. Authority to Amend. These Articles of Amendment were adopted by the consent of the Corporation’s sole director on November 16, 2018 and duly approved by the Corporation’s stockholders on November 16, 2018 as required by law and the Corporation’s Articles. The number of votes cast for the Articles of Amendment by the stockholders was sufficient for approval.

C. Effective Time. The foregoing amendment will become effective on ________________ at 6:01 p.m. (“Effective Time”).

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of _________________________.

MR. AMAZING LOANS CORPORATION

By:
Name:	Paul Mathieson
Title:	President, Chief Executive Officer and Chief Financial Officer